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                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549

                  -------------------------------------

                                 FORM 8-K

                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934


Date of Report  (Date of earliest event reported): September 30, 1996

                             TCSI Corporation
          (Exact name of registrant as specified in its charter)

         Nevada                    0-19377                 68-0140975
(State of incorporation)         (Commission             (IRS Employer
                                 File Number)          Identification No.)

2121 Allston Way, Berkeley, California                       94704
(Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code:  (510) 649-3700

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Item 5.  Other Events.

                                 Backlog

     As of September 30,1996, TCSI had a backlog of approximately $18 million. Backlog includes the remaining unearned estimated contract value for all signed contracts including unrecognized license fees and reimbursements of project expenses. Backlog does not include potential sublicense fees or royalties under such contracts. The Company's contracts may be canceled or rescheduled by the customer without significant penalty, and accordingly, backlog at any particular date may not be indicative of actual revenues for any future period.

                                SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             TCSI Corporation

By: /s/Paul A. Farmer
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Paul A. Farmer
Chief Financial Officer

Date: September 30, 1996